UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 10, 2006

ATA Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

           000-21642                                             35-1617970

(Commission File Number)                                 (IRS Employer Identification No.)

7337 West Washington Street
  Indianapolis, Indiana                                 46231

         (Address of Principal Executive Offices)                                   (Zip Code)

(317) 247-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 10, 2006, ATA Holdings Corp. (the “Company”) promoted three (3) of its current officers to new positions, as follows:

•
Subodh Karnik, currently the Company’s Senior Vice President and Chief Commercial Officer, will become Executive Vice President and Chief Operating Officer (COO). Karnik will have direct responsibility for all operations, including marketing, planning and finance functions.

•
Captain John W. Graber, currently the Company’s Senior Vice President, Flight Operations and Maintenance, will become General Manager-Military/Charter and Senior Vice President-Operations. As General Manager-Military/Charter, he will have responsibility for all aspects of the Company’s Military/Charter business. As Senior Vice President-Operations, his responsibilities will include Flight Operations, Maintenance, System Operations Control, and Safety and Security.

•
Douglas F. Yakola, currently the Company’s Senior Vice President, Customers and Ground Operations, will become Senior Vice President and Chief Financial Officer (CFO). In addition to his finance and accounting responsibilities, Yakola will be responsible for Strategic Sourcing, Information Technology and Real Estate. Francis J. Conway, the Company’s interim CFO, will remain with the Company until the Company emerges from Chapter 11, expected during the first quarter of 2006.

In addition, John G. Denison, President and Chief Executive Officer of the Company, became Chairman of the Board, replacing J. George Mikelsons who resigned from the Board on December 31, 2005.

On January 10, 2006, the Company issued a press release relating to these management changes. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99  Press Release, dated January 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATA Holdings Corp.

Date: January 12, 2006              By: /s/ Brian T. Hunt
Name: Brian T. Hunt
Title: Senior Vice President & General Counsel